KID CASTLE EDUCATIONAL CORPORATION LETTER OF TRANSMITTAL

PLEASE READ THIS LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE COMPLETING, SIGNING AND DELIVERING.

This Letter of Transmittal is being sent to you in connection with the Reverse Stock Split of Kid Castle Educational Corporation. You are entitled to receive $0.18 per share outstanding as of the effective time of the Reverse Stock Split. In order to receive the payment due to you in connection with the Reverse Stock Split, sign this Letter of Transmittal in Box 1 (with respect to your tendered securities) and in Box 2 (for your IRS Form W-9) and mail or deliver this completed Letter of Transmittal, or a copy of it, in accordance with the instructions on the next page, together with the certificates or certificates representing your shares of Kid Castle Educational Corporation, to:

SECURITIES TRANSFER CORPORATION
PO BOX 701629
DALLAS, TEXAS 75370

I (or we or it, as applicable), the undersigned, surrenders to Securities Transfer Corporation the Kid Castle common stock identified in Box 3 below for exchange for $0.18 per share. I certify that I have complied with all requirements set forth in the instructions below, I am the registered holder of the Kid Castle stock represented by the enclosed certificate(s), and/or Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity. I certify that the Kid Castle stock surrendered is free and clear of all liens, restrictions, adverse claims and encumbrances.

The undersigned acknowledges and agrees that the surrender of the Kid Castle stock is unaffected by, and will survive, the death or incapacity of the undersigned and any obligations of the undersigned hereunder will be binding upon the heirs, legal representatives, successors and assigns of the undersigned.

❶ Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X____
Signature of Shareholder   Date   Daytime Telephone #

X____
Signature of Shareholder   Date   Daytime Telephone #

❷ **SUBSTITUTE FORM W-9 (for U.S. Shareholders only)**

Non-U.S. Shareholders should complete Form W-8BEN (see Instruction 2.)
非美國公民/居民的股票持有人應填寫W-8BEN表格 (請參照說明2)

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

NAME (as shown on your income tax return): ______________________________

BUSINESS NAME (if different from above): ______________________________

Check appropriate box:
☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other _________
ADDRESS: ______________________________
CITY/STATE/ZIP:

PART 1: Taxpayer Identification Number (TIN) – Please provide your TIN in the box at right and certify by signing and dating below. If awaiting a TIN, write *"Applied For"* in the box at right and certify by signing and dating below, and complete the following *"Certificate of Awaiting Taxpayer Identification Number"* box below.	_____-____-_____ **Social Security Number** **OR** ____-__________ **Employer Identification Number**

PART 2: For Shareholders Exempt from Backup Withholding – Check the box if you are EXEMPT from backup withholding (see attached Instructions and Guidelines). ☐

PART 3: Certification – Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**

2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that your are no longer subject to backup withholding, do not cross out item 2 above.

The IRS does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

Signature: ______________________ Date: ____________

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

____
Signature

____
Date

❸ DESCRIPTION OF SHARES SURRENDERED *(Please fill in. Attach separate schedule if needed)*		
Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	Certificate No(s)	Number of Shares
	TOTAL SHARES ☞	

❹

AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF IT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST ALSO INCLUDE APOSTILLE SEAL OR LEGAL EQUIVALENT.

Please Fill In Certificate No(s) if known	Number of Shares
TOTAL SHARES LOST ➔	
Attach separate schedule if needed	

By signing this form I/We or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "Kid Castle common stock" described in the Letter of Transmittal. The stock has not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the stock certificates and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the stock, as outlined in the Letter of Transmittal, without the surrender of the original(s). I/We or myself/ourselves hereby agree to surrender the stock certificates for cancellation should I/We or myself/ourselves, at any time, find the certificates.

I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the stock, and the aforementioned surety ship, to indemnify, protect and hold harmless Securities Transfer Corporation, Kid Castle Educational Corporation, all of affiliate companies, agents, and employees, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the stock without requiring surrender of the original stock certificates. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred.

X Signed by Affiant (stockholder) ______________________________ on this (date)____________________
Month / Day / Year

Social Security # ____________________ Date______________ Notary Public______________________

❺ **Special Transfer Instructions**		❻ **Special Mailing Instructions**
If you want your check for cash to be issued in **another name**, fill in this section with the information for the <u>new</u> account name.	**Medallion Signature Guarantee** (required if giving Special Transfer Instructions)	Fill in ONLY if mailing to someone other than the shareholder signing above or to an address other than that shown on the front of this form. Mail check(s) to:
Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)
Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)
(City, State & Zip Code)	(Address of Guarantor Firm)	
(Tax Identification or Social Security Number)		(City, State & Zip Code)

❼ **Election to be paid in Taiwan Dollars** **選擇收取新台幣 (務必勾選以下方格)**
☐ I would like to receive payment in Taiwan Dollars rather than U.S. dollars (我選擇領取新台幣)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1. Sign, date and include your daytime telephone number in this Transmittal Form in Section 1. Return this form and your certificates in the enclosed envelope. Your old certificate(s) representing your shares of Kid Castle Educational Corporation and the Letter of Transmittal must be sent or delivered to the Exchange Agent. *Do not send them to the Company.* Delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received. **We suggest that certificate(s) be sent by registered mail with return receipt requested and properly insured.** A return envelope is enclosed.

2. Important Tax Information

   United States Internal Revenue Service Circular 230 Notice: To ensure compliance with Internal Revenue Service Circular 230, Shareholders are hereby notified that: (a) any discussion of U.S. federal tax issues contained or referred to in this Letter of Transmittal or any document referred to herein is not intended or written to be used, and cannot be used by Shareholders, for the purpose of avoiding penalties that may be imposed on them under the United States Internal Revenue Code; (b) such discussion is written for use in connection with the promotion or marketing of the transactions or other matters addressed herein; and (c) Shareholders should seek advice based on their particular circumstances from an independent tax advisor.

   Under U.S. federal income tax law, a U.S. Shareholder who receives payments from the exchange agent (Securities Transfer Corporation) pursuant to the Reverse Stock Split is required to provide his, her or its correct Taxpayer Identification Number ("TIN") and to certify that the TIN provided is correct by completing the Substitute Form W-9 in Box 2. If the correct TIN is not provided, the Shareholder may be subject to a US$50 penalty imposed by the Internal Revenue Service ("IRS"). In addition, such payments that are made to such Shareholders with respect to the Reverse Stock Split may be subject to backup withholding (as described below) and information reporting requirements. Failure to comply truthfully with the backup withholding requirements also may result in the imposition of criminal and/or civil fines and penalties.

   Exempt Shareholders (including, among others, all corporations) are not subject to these backup withholding and information reporting requirements. Non-U.S. Shareholders are generally exempt from these backup withholding and information reporting requirements, but may be required to complete IRS Form W-8BEN or an appropriate other form to establish such exemption. Exempt Shareholders, other than Non-U.S. Shareholders, should furnish their TIN, check the "Exempt" box in Part 2 of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the exchange agent.

   If backup withholding applies, 28% of any payments made pursuant to the Reverse Stock Split to such Shareholder is required to be withheld. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a credit or refund may be obtained pursuant to IRS procedures. Securities Transfer Corporation cannot refund amounts withheld by reason of backup withholding. Shareholders are urged to consult their tax advisors to determine the application of these backup withholding and information reporting requirements to them.

   Purpose of Substitute Form W-9. To prevent backup withholding on payments made with respect to the Reverse Stock Split, a U.S. Shareholder is required to notify Securities Transfer Corporation of his, her or its correct TIN by completing the Substitute Form W-9 in Box 2 above, certifying that the TIN provided on the Substitute Form W-9 is correct (or that such Shareholder is awaiting a TIN), that the Shareholder is a U.S. person and that (1) such Shareholder is exempt from backup withholding, (2) such Shareholder has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (3) the IRS has notified the Shareholder that such Shareholder is no longer subject to backup withholding (see Part 3 of Substitute Form W-9). See the enclosed *"Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9"* for additional instructions. Shareholders are urged to consult their tax advisors for further advice.

   Non-U.S. Shareholders and Form W-8BEN. Non-U.S. Shareholders are generally exempt from backup withholding and information reporting requirements. To establish such exemption, Non-U.S. Shareholders may be required to complete IRS Form W-8BEN or an appropriate other form, and NOT Substitute Form W-9. Such forms are available on the IRS website at www.irs.gov. Shareholders are urged to consult their tax advisors for further advice.

   非美國公民/居民的股票持有人一般可享有所得税免于美国缴纳预扣税以及部分資訊申報的義務減免. 欲取得前述之權力非美國居民之股票持有人應填寫美國財政部國稅局W-8BEN表格或其他適當的表格，而不是替代表格W-9. 完整的W-8BEN 表格可於美國財政部國稅局網站 www.irs.gov 取得. 股票持有人應諮詢個人的稅務顧問已獲得更進一步的個人稅務建議以及填寫此項表格的稅務資訊.

What Number to Give Securities Transfer Corporation. A U.S. Shareholder is required to give Securities Transfer Corporation such Shareholder's TIN (e.g., social security number or employer identification number). If the Shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such Shareholder should write *"Applied For"* in the space provided for the TIN in Part 1, and sign and date the Substitute Form W-9. Notwithstanding that *"Applied For"* is written in Part 1, Securities Transfer Corporation will withhold on all payments made prior to the time a properly certified TIN is provided to it. If *"Applied For"* is written in Part 1 and Securities Transfer Corporation is not provided with a TIN by the time of payment, Securities Transfer Corporation will withhold 28% on all such payments received pursuant to the Reverse Stock Split until a properly certified TIN is provided to Securities Transfer Corporation. A tendering U.S. Shareholder who writes *"Applied For"* in Part 1 in lieu of furnishing his, her or its TIN should furnish Securities Transfer Corporation with such Shareholder's TIN as soon as it is received.

3. In Box 3, please give your mailing address and list the certificate number(s) and number of shares for all stock that you are surrendering.

4. If your certificate(s) has been lost, stolen, misplaced or destroyed, please complete the affidavit in Box 4 and return it to Securities Transfer Corporation together with this form. Please note that the affidavit is a sworn statement, made under penalty of perjury, and must be signed in the presence of a notary public or other person similarly authorized to administer oaths.

5. If you want your check for cash to be issued to someone other than the record shareholder, fill in Box 5. If you complete Box 5, the signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution"). If the surrendered certificate(s) are registered in the name of a person other than those signing in Box 3, if the check is to be made out to a person other than those signing in Box 3, or if the check is to be made out to a person other than the name on the stock certificate(s), then the surrendered certificate(s) must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s), with the signatures on the certificate(s) guaranteed by an Eligible Institution as provided above. If payment is to be made to a person other than the person in whose name the surrendered certificate is registered, the person(s) signing in Box 3 is required to pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered certificate(s) or establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable.

6. Fill in Box 6 if mailing to someone other than the person signing in Box 3 or to an address other than that shown in Box 1.

7. Check Box 7 if you desire to receive payment in Taiwan Dollars rather than U.S. Dollars. The applicable exchange rate will be the closing Taiwan Dollar – U.S. Dollar exchange rate published by The Wall Street Journal on its web site for the date when the Reverse Stock Split is effective.

QUESTIONS?

For assistance in English contact Securities Transfer Corporation

Tel: (469) 633-0101
Email:
Address:
P.O. Box 701629
Dallas, TX 75370

For assistance in Mandarin, contact the Company at:

如果您需要中文語言協助, 請利用以下聯絡方式聯絡公司專員 曾小姐

Tele: 886-2-2218-5996
Email: Emma@kidcastle.com
Address: 台北縣新店市民權路98號8樓
8th Floor. No.98. Min Chuang Rd. Hsien Tien. Taipei
Taiwan, ROC.